UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2006

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (973) 282-2000

                                               Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective May 10, 2006, the board of directors of Glowpoint, Inc. (“Glowpoint”) appointed Peter Rust, 52, to serve on the board of directors and the audit committee. Mr. Rust's term will expire at the annual meeting of stockholders in 2006. Mr. Rust will be compensated in accordance with Glowpoint’s director compensation plan. Mr. Rust has more than 27 years of experience in the telecommunications and computer industries, most recently serving as president and CEO of Con Edison Communications from February 1999 until May 2005. Since leaving Con Edison Communications, Mr. Rust has consulted for a number of telecommunications, technology, and financial firms.

James Spanfeller, a director of Glowpoint since 2004, resigned from Glowpoint’s board of directors and all committees effective May 10, 2006 as described in the press release filed as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

Exhibit No.	Description

Exhibit 99.1
Press release dated May 12, 2006 announcing the appointment of Mr. Rust to the board of directors and audit committee, and announcing the resignation of Mr. Spanfeller from the board of directors and all committees thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

BY:	/s/ Michael Brandofino
Michael Brandofino
Chief Executive Officer and
President

Date: May 12, 2006